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                          THE DREXEL MORGAN COMPANIES
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                                 CODE OF ETHICS

DEFINITIONS:
For purposes of this Code of Ethics:

ACCESS PERSON: is defined as any "supervised person" who has access to nonpublic information regarding clients' purchases or sales of securities, is involved in making investment recommendations to clients, or has access to such investment recommendations that are non-public. Access persons may include directors, officers, portfolio managers, and other employees, including administrative, technical and clerical personnel who have access to inside information. All officers and employees will be considered Access Persons unless exempted, in writing, by the Company's Chief Compliance Officer.

COMPANY OR DM COMPANY: includes Drexel Morgan & Co. ("DM"), The Haverford Trust Company ("HTC"), Haverford Trust Securities, Inc. ("HTSec"), Haverford Financial Services, Inc. ("HFS") and Drexel Morgan Capital Advisers ("DMCA").

COMPLIANCE OFFICER DESIGNEE: for purposes of personal transaction reporting, the Compliance Officer's Designee is Schwab Compliance Technologies, Web address: https://client.schwabct.com/login.do.

DIRECTOR: is defined as any appointed or elected member of the board of directors of a DM Company who, with other directors, has the responsibility for determining and implementing the Company's policy.

DISINTERESTED DIRECTOR: Pursuant to the definition of Access Person provided in Rule 204A-1(e)(1)(ii) of the Investment Advisers Act of 1940, as the primary business of Drexel Morgan & Co. is not providing investment advice, any director on the Drexel Morgan & Co. Board who does not otherwise meet the definition of an Access Person will be deemed a Disinterested Director.

For purposes of the Company's insider trading and personal transaction reporting policies only, a director who attends an Investment Selection Committee meeting or a "Monday Morning" HTC meeting, thereby potentially possessing information regarding anticipated trades by any Company will be subject to the insider trading and transaction reporting policies discussed below. If a director does not attend an Investment Selection Committee meetings, or Monday Morning meeting the director shall be exempt from insider trade reporting. This definition does not apply to directors of DM, HFS or DMCA. In compliance with Rule 204A-1(e)(1)(ii) of the Investment Advisers Act of 1940:

     o as providing investment advice is not the primary business of DM, directors who do not meet the definition of "Access Person" need not report personal trades. These individuals are considered Disinterested Directors;

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     o    as providing investment advice is the primary business of HFS and
          DMCA, individuals who meet the definition of "Access Person," INCLUDING ALL DIRECTORS, are required to report personal trades.

FEDERAL SECURITIES LAWS: include, but are not necessarily limited to, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

COMPANY CHIEF COMPLIANCE OFFICER ("COMPANY CCO"): the Chief Compliance Officer of the company which the individual has his/her primary relationship with, as follows:

Drexel Morgan & Co.:                                      MarieElena Ness
Haverford Financial Services, Inc.:                       MarieElena Ness
Haverford Trust Securities, Inc.:                         MarieElena Ness
The Haverford Trust Company:                              MarieElena Ness
Drexel Morgan Capital Advisers, Inc.:                     Adrea Scaramucci

COMPANY PRESIDENT the President of the company which the individual has his/her primary relationship with, as follows:

Drexel Morgan & Co.:                                      George Connell
Haverford Financial Services, Inc.:                       Joseph McLaughlin
Haverford Trust Securities, Inc.:                         Binney Wietlisbach
The Haverford Trust Company:                              Binney Wietlisbach
Drexel Morgan Capital Advisers, Inc.:                     James McCabe

HOUSEHOLD MEMBER: is defined as a member of an Access Person's immediate family living in the same household as the Access Person including, but not limited to, the Access Person's spouse, children, parents and siblings.

POLITICAL CONTRIBUTION: includes any gift, subscription, loan, advance or deposit of money or anything of value made for the purpose of influencing the outcome of an election. This includes, but is not limited to, money provided for the benefit of incumbents and candidates for office, as well as to political parties and other entities involved in supporting candidates and influencing the public on issues of public policy.

CODE OF ETHICS
The Code is predicated on the principle that we owe a fiduciary duty to our clients. The Company expects that every officer, director and employee will conduct his or her personal investment activities in accordance with (i) the duty to place the interests of the Company's clients first at all times, (ii) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, (iii) the fundamental ethical

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standard that an officer, director or employee should not take inappropriate advantage of his or her position, and (iv) applicable Federal Securities Laws.

In view of the foregoing, the Company has adopted this Code of Ethics to specify a code of conduct for certain types of securities transactions which might involve violation of Federal Securities Laws, conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures. Any person who violates these policies is subject to disciplinary action by the Company, which may include immediate termination.

INSIDER TRADING
The purchase or sale of securities, whether for a person's own account or for the accounts of others (including clients), or the recommendation to others of the purchase or sale of securities by an officer, director or employee of the Company who possesses material "inside information" is unlawful under the Federal Securities Laws. A person in possession of material inside information must, before effecting transactions in the affected security, disclose to the public such information or, if unable to do so (E.G., in order to protect a corporate confidence), must abstain from trading in or recommending such securities until the information is disclosed to the public. Similarly, using material inside information for, or divulging material inside information only to one's clients, who then act on the basis of the information, violates the federal securities law.

The Company may have exposure to liability or penalties under Federal Securities Laws for insider trading or other improper use of information by its officers, directors or employees. Trading in the securities of a publicly-owned company while in possession of inside information may give rise to private damage lawsuits against the officer, director or employee and the Company. Disclosure of material inside information to a spouse or other relative, business or social acquaintance or other person who purchases or sells securities based on such inside information may also result in liability on the part of both the person providing the information (the "Tipper") and the person receiving the information (the "Tippee"), regardless of whether the Tipper personally benefited economically from the use of such information.

POLICY AGAINST TRADING WHILE IN POSSESSION OF INSIDE INFORMATION
No officer, director, or employee may purchase or sell securities for his or her personal portfolio or for the portfolio of others, or recommend to others the purchase or sale of securities, while in possession of material inside information. This policy applies to every officer, director and employee and extends to activities within and outside their duties at the Company.

The term "insider trading" is not specifically defined in the Federal Securities Laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to the communication of material nonpublic information to others.

WHO IS AN INSIDER?
The concept of an "insider" is extremely broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a

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company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.

WHAT IS MATERIAL INFORMATION?
Trading on inside information is not a basis for liability unless the information is material. Generally "material information" is defined as (i) information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision to purchase, sell or hold a security, or (ii) information that is reasonably certain to have a substantial effect on the market price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to:

     o    dividend changes (or a company's intent to declare a dividend)
     o    earnings estimates
     o    changes in previously released earnings estimates
     o    significant merger or acquisition proposals or agreements
     o    major litigation
     o    liquidity problems
     o    extraordinary management developments.

The list above is not intended to be complete and many items of information become material when taken together with other disclosed or undisclosed information. If there is any reasonable question about whether or not any particular material is material, the following rule should be observed: if there is any doubt that the information is material, the information should be treated as being material.

In addition, the knowledge that the Company or its affiliates is considering purchasing or selling a security, or recommending the purchase or sale of a security to clients, should ordinarily be considered inside information. The only exemption is certain Exempt Securities (as defined below), which, by their nature, are unlikely to be affected by such trades or recommendations.

WHAT IS NONPUBLIC INFORMATION?
Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

PENALTIES FOR INSIDER TRADING
Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and for their employers. A person may be subject to some or all of the penalties below, even if he or she does not personally benefit from the violation. Penalties include:

     o    civil injunctions
     o    disgorgement of profits
     o    jail sentences

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     o    fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited
     o fines for the employer or other controlling person of up to the greater of $l,000,000 or three times the amount of the profit gained or loss avoided

IMPLEMENTATION OF THE INSIDER TRADING POLICY AND CODE OF ETHICS
The following procedures have been established to aid the officers, directors and employees of the Company in avoiding insider trading and certain other transactions which might involve a conflict of interest or an appearance of impropriety. The procedures have also been designed to aid the Company in preventing, detecting and imposing sanctions against persons who engage in insider trading and certain other transactions which might involve a conflict of interest or an appearance of impropriety. Every officer, director and employee of the Company must be provided with a copy of this Document, as well as any amendments, and must acknowledge receipt of same in writing. Additionally, every officer, director, and employee of the Company must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Company CCO.

IDENTIFYING INSIDER INFORMATION
Before trading in the securities of a company about which you may have potential inside information (for yourself or for others), you should ask yourself the following two questions:

     1. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

     2. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in THE WALL STREET JOURNAL or other publication of general circulation?

REPORTING SUSPECTED INSIDER INFORMATION
If after considering the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should follow the following procedures:

     1.   Report the matter immediately to the Company CCO or Company
          President.
     2. Do not purchase or sell the securities on behalf of yourself or others, including private accounts managed by the Company, without prior written authorization of the Company CCO or Company President.
     3. Do not communicate the information to any person (whether inside or outside the Company), other than to the Company CCO or Company President.
     4. Upon a determination by the Company CCO or Company President that the information is material and nonpublic, instructions will be issued promptly to:

          (a) halt temporarily all trading by the Company in the security or securities of the pertinent issuer and all recommendations of such security or securities;


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          (b)  ascertain the validity and nonpublic nature of the information with the issuer of the securities; and

          (c) request the issuer or other appropriate parties to disseminate the information promptly to the public, if the information is valid and nonpublic.

     5. In the event the information is not publicly disseminated, the Company will consult its counsel and request advice as to what further steps should be taken, including possible publication by the Company of the information, before transactions or recommendations in the securities are resumed.

     6. Upon a determination by the Company CCO or Company President that the information is not material or public, you will be allowed to trade and communicate the information.

RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION
Information in your possession that has been identified (by you or the Company
CCO) as material and nonpublic may not be communicated to anyone, including persons within the Company, except as provided in this Section. Files containing material nonpublic information should be kept locked and access to computer files containing material nonpublic information should be restricted.


CONFIDENTIALITY OF INFORMATION
Investment decisions made by the Company, may not be disclosed to anyone including a spouse, other relative, or a social or business acquaintance.

PROCEDURES FOR PERSONAL SECURITIES ACCOUNTS
No Access Persons may, without prior written notification to and prior written approval from, the Company CCO or other Compliance team member, open or otherwise establish any account in which securities transaction can be effected an which the Access Person has a beneficial interest.

An Access Person is presumed to have a beneficial interest in, and to have established, an account that is held by:

     a)   the spouse of the Access Person;
     b) a child of the Access Person or of the Access Person's spouse, provided that the child resides in the same household or is financially depended upon the Access Person;
     c) any other related individual over whose account the Access Person has control;
     d) any other individual over whose account the Access Person has control and to whose financial support the Access Person materially contributes.

For purposes of the Company's Insider Trading Policy, the following securities are exempt securities ("Exempt Securities"):

          1. Securities issued by the Government of the United States (I.E., U.S. Treasury securities), short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (which includes securities of the U.S. Government and its instrumentalities, including Fannie Mae and


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               Freddie Mac), bankers' acceptances, bank certificates of deposit, commercial paper, and shares of unaffiliated registered open-end investment companies.
          2. Securities purchased or sold in any account over which the officer, director or employee has no direct or indirect influence or control (for example, managed accounts).
          3. Securities purchased or sold in a transaction which is non-volitional on the part of the officer, director or employee or Household Member, as applicable.
          4. Securities acquired as a part of an automatic dividend reinvestment plan, including shares of affiliated mutual funds.
          5. Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
          6. Securities acquired or purchased under a BONA FIDE employee benefit plan or BONA FIDE employee stock option plan.

While Access Persons are permitted to maintain personal brokerage accounts with a firm of their choosing, accounts opened/maintained at one of the following firms are not subject to a reporting fee of $50/account which is assessed by the Compliance Officer's Designee and will be passed along to the employee who owns the effected account:

     o    Charles Schwab
     o    E*Trade
     o    Haverford Trust Securities, Inc.
     o    Merrill Lynch
     o    Morgan Stanley Smith Barney
     o    TD Ameritrade
     o    The Haverford Trust Company
     o    UBS
     o    Vanguard
     o    Wachovia/Wells Fargo

Accounts of current employees which have previously been reported are grandfathered and therefore not subject to the $50/account fee.

BLACKOUT LISTED SECURITIES
The Company CCO, or her designee, maintains a list of securities in which the Company is currently trading for clients and/or a list of securities currently being considered by the Investment Selection Committee for purchase or sale for clients (the "Blackout List"). The list is circulated to all employees of the Company after each Investment Selection Committee meeting and other times as may be appropriate. The list for a given meeting will also be circulated to any non-employee director who attended such Investment Selection Committee meeting. No employee may buy or sell any security on the Blackout List for his or her personal portfolio or the portfolio of a Householder Member until such security has been removed from the Blackout List. Similarly, no non-employee director who attends an Investment Selection Committee meeting may buy or sell any security on the Blackout List for his or her personal portfolio or the portfolio of a Householder Member until the such security has been removed from the Blackout List or, if earlier,

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the holding of the next Investment Selection Committee meeting which such non-employee director does not attend.

INITIAL PUBLIC OFFERINGS AND PRIVATE OFFERINGS
Purchases of securities in initial public offerings ("IPOs") and private offerings (those made without registration under the securities laws under an exemption) are treated differently than securities purchased in the open market. Participation in IPOs or private offerings is often speculative, and may not be consistent with the Company's overall policy for standards to be maintained by employees. In addition, in some cases an IPO or private offering may be a suitable investment for a particular account, and the participation therein by officers and employees may hinder the ability of such account to participate in such offering. Accordingly, regardless of whether or not the security is on the Blackout List, no employee or officer, nor any non-employee director, may purchase any security in an IPO or a private offering without first obtaining the written consent of the Company CCO and/or the Company President.

REPORTING PROCEDURES
As stated above, Access Persons must report all securities transactions by way of duplicate confirms and quarterly holding reports (whether effected through an account maintained at Haverford Trust Securities or otherwise) to the Company CCO or the her designee. This includes securities transactions by a Household Member.

The reporting procedures set forth below have been adopted in order to provide the Company with sufficient information to enable it to determine with reasonable assurance whether the provisions of this Code of Ethics are being observed by its employees, officers and directors.

INITIAL HOLDINGS REPORT
All officers, directors and employees must submit an initial holdings report listing all securities owned, as well as all brokerage or other securities accounts, to the Company CCO within 10 days of first becoming subject to the Code of Ethics' reporting requirements. The initial holdings report, which must be current as of a date no more than 45 days prior to the date the individual becomes an Access Person, should include all securities owned or securities accounts held by a Household Member and contain the following:

     o    the date the initial holding report is submitted to the Company CCO
     o    name and type of security
     o    ticker symbol or cusip number
     o    number of shares
     o    principal amount of each security owned
     o    custodian of the securities

DUPLICATE CONFIRMS AND QUARTERLY STATEMENTS
Each employee who is an Access Person shall submit duplicate confirms and quarterly statements to the Company CCO showing all securities transactions, even if he or she does not attend meetings of the Investment Selection Committee.

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All duplicate confirms and statements will be sent automatically to the
Compliance Officer Designee from the various brokerage firms.

Confirms and statements shall include the name of the security, date and nature of the transaction (i.e., purchase, sale or other), quantity, price, and broker-dealer through which the transaction was effected.

If an officer, director or employee has no brokerage accounts with any other firms, they must provide the Company CCO with a signed statement stating such. All persons are personally responsible for notifying the Company CCO of any new accounts (for such person or other household members) that would require reporting under the Code of Ethics.

AUTOMATIC REINVESTMENT PLANS
Trades in unaffiliated mutual funds do not need to be reported. Officers, directors and employees who invest in affiliated mutual funds must report transactions, unless an automatic reinvestment plan is in effect or duplicate confirms and statements are sent to the Compliance designee.

POLITICAL CONTRIBUTIONS
HTC is prohibited from making domestic corporate contributions for political purposes. This includes contributions of "anything of value" such as the use of facilities, equipment and personnel unless reimbursement is made by political officials for said "value."

Except for HTC and HTSec, each DM Company is a registered investment adviser under the Investment Advisers Act of 1940 (the "Act"). The SEC has recently adopted Rule 206(4)-5 (the "SEC Rule") under the Act. The SEC Rule imposes record keeping and other requirements in connection with political contributions made by certain persons in an effort to reduce the influence of political contributions on the management of public assets. In addition, numerous governmental bodies (including, for example, the Commonwealth of Pennsylvania and the City of Philadelphia) have their own regulations and standards regarding political contributions. These rules contain both disqualification rules and reporting requirements. In order to address the requirements of the SEC Rule as well as requirements imposed by governmental bodies for which any DM company may seek to provide services, each DM Company is adopting the following Policy:

1. Beginning January 1, 2011, all political contributions made by any person described below must be reported to the Company CCO of the primary employing company of the individual.

2. Reporting of all political contributions will be required by any Covered Person. A Covered Person is any individual who is:

     a.   an employee of any DM Company;
     b.   a registered representative of HTSec;
     c. an associated person listed on the Form ADV and for whom a U-4 is currently effective with respect to any one of the DM companies;
     d.   a director of any DM Company; and


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     e.   an employee, officer, consultant or director of any DM Company who is not otherwise included in the above if such person has as part of his or her duties the solicitation of business.

3. As indicated above, this Policy applies to almost every person who is an employee of or otherwise affiliated with any DM Company.

     a. Note that any attempt to circumvent the Policy by doing indirectly what you are prohibited from doing directly under this Policy (e.g. funneling contributions through spouses or affiliated companies, soliciting or coordinating any Political Contribution, whether in cash or in kind, with the intent or for the purpose of influencing the obtaining or retaining of Municipal, State or Federal business for any DM affiliated companies) will be a violation of the Policy by the person orchestrating such contribution.

4. All Covered Persons are required to report all political contributions to the appropriate Company CCO.

     a. All contributions in any amount must be reported to the appropriate Company CCO BEFORE the contribution is made, and cannot be made unless and until the Company CCO, or her designee, grants written permission.
     b. In order to comply with SEC's on contributions limits, please note the following:

          1. A Covered Person may contribute up to $350 to an official per election (with primary and general elections counting separately) if the Covered Person was entitled to vote for the official at the time of the contribution; and
          2. A covered person may contribute up to $150 to an official per election (with primary and general elections counting separately) if the Covered Person was NOT entitled to vote for the official at the time of the contribution.

     c. Any fundraising or bundling efforts on behalf of candidates for, or incumbents in, any election must be discussed with the Company CCO before being made and cannot be made without written authorization. Any funds you raise from others for such persons are attributable to you and, in turn, the Company. To the extent allowed by law, permission will be given to all such efforts.

5. This Policy requires reporting of all political contributions, even those made to political parties and to Political Action Committees.

6. Any Covered Person required by this Policy to report political contributions must submit the following information either electronically via e-mail, or in writing delivered to the appropriate Company CCO:

     a. the name and title of the person who is proposing to make the contribution;
     b.   the exact person or entity to whom the contribution will be made;
     c.   the amount and anticipated date of the contribution;
     d. the amount of any other contributions made by the donor to the same donee in the same campaign;


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     e.   whether the donor is legally entitled to vote for the candidate at the time the donation is made; and
     f. whether you know of any connection between the candidate/incumbent and any governmental business that any DM Company currently has or is seeking to obtain.

7. Reports are encouraged to be filed as early as possible so that the Company CCO can review the facts and prohibit any particular proposed contribution if the facts warrant such action.

8. The Drexel Morgan & Co. CCO will maintain a database of all contribution reports filed by all persons regardless of the DM Company the reporting individual is affiliated with.

9. Failure by any person to report as required, or any attempt by any person to cause contributions to be made in a manner that would circumvent the reporting process, will be considered a breach of this Policy and the Code of Conduct applicable to all employees, and will be grounds for sanctions against such person, including dismissal.

GIFTS AND ENTERTAINMENT
Officers and Employees of The Haverford Trust Company should refer to that Company's Procedures for additional information regarding the giving or receiving of Gifts and Entertainment.

ACCEPTING GIFTS AND ENTERTAINMENT
It is the policy of the Company that no officer or employee may accept any gifts from a present or prospective client or supplier, regardless of value. The only exception will be where, with knowledge and approval of the CEO or President, the rejection of the gift will prove damaging to the Company, the gift is of nominal value and there is no corrupt intent as proscribed by federal law. In addition, only entertainment offered by clients or suppliers which is incidental to business meetings and that is customary, modest and occasional and does not have a corrupt intent may be accepted by an officer or employee.

CLIENT ENTERTAINMENT OR GIFTS
The above standards for the acceptance of gifts or entertainment do not apply to entertaining present or prospective clients or suppliers and to giving corporate gifts, etc. Normal business entertainment is appropriate, such as lunches, dinners, the theater, sporting events and the like. Excessive entertaining must be avoided, however, and it should be very clear that an individual representing the Company is not to provide directly or indirectly any money or other gratuity or the like to any individual, company, or government unit in return for doing business with the Company. Under no circumstances should any benefit or gift provided to any present or prospective client or supplier be of more than nominal value.

ANNUAL CERTIFICATION PROCEDURE
Each officer, director and employee is required to certify annually that he or she has read and understands this Code of Ethics, will abide by its terms and understands that he or she is legally bound by its terms. Each officer, director or employee is further required to certify that he or she

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has disclosed or reported all personal securities transactions by way of duplicate confirms and quarterly statements under the Code of Ethics.

ADDITIONAL PROCEDURES
The Compliance Officer or his or her designee shall review the reports received for personal transaction reporting and report to a Committee comprised of at least three members of the appropriate Company's Board of Directors:

          1. any transaction that appears to evidence a violation of this Code of Ethics; and

          2.   apparent violations of the reporting requirement stated herein.

The Committee shall consider reports made to it hereunder and shall determine whether the policies established herein have been violated, and what sanctions, if any, shall be imposed on the violator including, but not limited to, a letter of censure, suspension or termination of employment of the violator, or the unwinding of the transaction and the disgorgement of any profits.

CONSULTATION
Any question which an officer, director or employee of the Company may have as to the applicability or interpretation of these policies in a particular case should be promptly submitted to the Company CCO for determination. Any violation of the Company's Code of Ethics must be promptly reported to the Company CCO.

EXCEPTIONS TO THIS CODE OF ETHICS
The Company CCO may make exceptions on a case-by-case basis of this Code of Ethics upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exemption from the Code of Ethics. All such exemptions must be received in writing by the person requesting the exemption before becoming effective.

MISCELLANEOUS
This policy is not intended to be a statement of applicable law. It is not intended to create legal duties to anyone other than the Company. Its purpose is solely to provide guidance.

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                          THE DREXEL MORGAN COMPANIES
                                 NEW EMPLOYEES
                     REPORT OF PERSONAL BROKERAGE ACCOUNTS

Complete Section I or II, as appropriate, and return to Mimi Ness or Adrea Scaramucci within 10 calendar days of your date of employment.

[ ]       I. NO HOLDINGS TO REPORT

          Neither I, nor any Household Member of mine, as defined in the Code of Ethics, currently have any brokerage accounts or securities holding to report in compliance with the Code of Ethics. I understand that if this changes, I must notify the Company Chief Compliance Officer within ten (10) days of such change.


[ ]       II. HOLDINGS TO BE REPORTED

          I, or a Household Member of mine, as defined in the Code of Ethics, currently have brokerage accounts or securities holdings to report in compliance with the Company's Code of Ethics.

          [ ] I have attached a list of holdings, dated within 45 days of my employment of the Company.

          [ ] I have attached a list of all accounts and included the following information for each account:

               o    Account Number
               o    Full Account Title
               o    Full Name of Account Custodian

_______________________                    _____________________________________
Date                                       Printed Name

                                           _____________________________________
                                           Signature



                                                                       Page | 13

                   THE DREXEL MORGAN COMPANIES CODE OF ETHICS
                                 CERTIFICATION

Pursuant to the requirements of the Drexel Morgan Companies Code of Ethics, which includes Drexel Morgan & Co., The Haverford Trust Company, Haverford Trust Securities, Inc., Haverford Financial Services, Inc. and Drexel Morgan Capital Advisers, Inc., the undersigned hereby certifies as follows:

     1.   I have read and understand the Code of Ethics.

     2.   I will abide by the Code of Ethics.

     3.   I intend to be legally bound hereby.


___________________________________________                   __________________
Print Name                                                    Date

___________________________________________
Signature



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